                                                                   Exhibit 10.49

                    AMENDED AND RESTATED LICENSE AGREEMENT

     This Agreement is made and entered into as of January 1, 2000 (the "Effective Date"), by and between Liquid Audio, Inc. ("LA"), a corporation organized under the laws of the State of Delaware, and Liquid Audio Japan, Inc. ("LAJ"), a corporation organized under the laws of Japan. Capitalized terms not otherwise defined shall have their meaning as set forth in Section 1 below or elsewhere herein.

     WHEREAS, the parties have entered into a Services Agreement dated as of ______, 1999 (the "Original Agreement");

     WHEREAS, the parties wish to clarify and distinguish the revenue streams for (1) the services and trademark license provided by LA to LAJ under the Original Agreement, and (2) the software license granted by LA to LAJ under the Original Agreement;

     WHEREAS, in connection with this clarification, the parties wish to amend and restate the Original Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereby agree as follows:

     1.  DEFINITIONS.
         -----------

            a. "Business Procedures" means the procedures set forth in the Annual Business Plan (as defined in Section 2(g)), and any other procedures for operating the Local Business that are issued by LA, including all updates or revisions thereto.

            b. "Gross Revenues" means all revenues arising from the Local Business.

            c. "LA Products and Services" means the products and services detailed in Exhibit A.

            d. "LA Software" means the software identified on Exhibit A for use by LAJ in exercising the appointment hereunder.

            e. "LA Trade Secrets" means LA's Business Procedures, application program interfaces, and certain know-how, techniques, processes, methods and other trade secrets that may be disclosed by LA to LAJ hereunder.

            f.  "LMN-J Domain" means www.liquidmusicnetwork.co.jp or the
                                     ----------------------------
alternative domain name for the LMN-J that is chosen by mutual agreement of the parties.

            g. "LMN-J" means a localized version of LA's Liquid Music Network World Wide Web site.

            h.  "LOC-J" means a localized version of LA's Liquid Operations
Center.

            i. "Local Business" means an internet-based business operated in the Territory under the Business Procedures that provides the LA Products and Services. For avoidance of doubt, the Local Business does not include the sale of products and services of LA that are covered by the Reseller Agreement.

            j. "Localized Version" means a modified version of the LA Software or LA Products or Services translated into Japanese.

            k. "LAJ Shareholder Agreement" means that certain agreement among LA, Super Stage, Inc., and certain investors, pursuant to which LA, Super Stage, Inc., and certain investors have agreed to management terms for LAJ.

            l. "Reseller Agreement" means that certain Software Reseller Agreement dated August 9, 1998 between LA and LAJ.

            m. "Subsidiaries" means all current and future business entities of which LAJ owns, directly or indirectly, at least fifty percent (50%) of the equity securities or other equity interest granting voting rights exercisable in electing the management of the entities, for so long as such ownership exists.

            n. "Term" means the term of this Agreement commencing upon the Effective Date and expiring concurrently with the expiration of the Reseller Agreement (currently December 31, 2003), unless earlier terminated pursuant to the terms of Section 11 below.

            o.  "Territory" means Japan.

     2.  APPOINTMENT AND LICENSE GRANT.
         -----------------------------

            a.  Appointment.  LA hereby appoints LAJ, and LAJ hereby accepts the
                -----------
appointment, to operate the Local Business, solely on the terms and conditions detailed herein. This appointment shall be on an exclusive basis during the Term, except that if LAJ fails to achieve [*] of the revenues specified in the Annual Business Plan (as defined in Section 2(g)) for a given year, then LA may terminate this Agreement, effective immediately. Notwithstanding the foregoing, the parties hereby acknowledge that this appointment shall not preclude LA from continuing its worldwide efforts to promote and offer the LA Products and Services; provided that, if LA receives inquiries or orders for LA Products and Services from individuals or entities located within the Territory who will use the LA Products and Services within the Territory, LA shall direct such sales and revenue leads to LAJ in accordance with Section 2(c). Such efforts may include, without limitation: (a) engaging in activities designed to foster integration between and amongst LAJ and LA's appointees and business associates in other territories; and (b) establishing and leveraging relationships with individuals and entities both inside and outside the Territory (as contemplated in Section 6(i)) to assist LAJ in maximizing the performance of the Local Business.

            b.  License Grant.  Subject to the terms and conditions set forth
                -------------
herein, LA hereby grants LAJ the nontransferable license in the Territory to use the LA Software solely to the extent necessary to operate the Local Business.

* Certain information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

            c.  Territorial Limitation.  LAJ will limit its marketing and
                ----------------------
distribution efforts to individuals and/or entities, as applicable, that: (a) are physically located in the Territory, and (b) will use the LA Products and Services within the Territory. In the event LAJ receives inquiries or orders for LA Products and Services from individuals or entities located outside the Territory or who intend to use such LA Products and Services outside the Territory, LAJ will not respond to such inquiries or fulfill such requests. Instead, LAJ shall refer all such inquiries to LA. In the event LA receives inquiries or orders for LA Products and Services from individuals or entities located within the Territory who will use the LA Products and Services within the Territory, LA shall direct such sales and revenue leads to LAJ. In addition, to the extent LA identifies other direct sales or revenue leads that are appropriate for the Local Business, LA shall refer such leads to LAJ.

            d.  Additional Restrictions.  LAJ may not modify, translate, or
                -----------------------
otherwise alter the LA Software or any other materials provided by LA under this Agreement. LAJ agrees that it will not itself, or through any Subsidiary, affiliate or other third party: (i) copy, market, sell, distribute, sublicense, rent, lease, timeshare, or encumber the LA Software; (ii) attempt to decompile, disassemble or reverse engineer the source code (in whole or in part) for the LA Software, or otherwise attempt to derive such source code, or take any other action in derogation of LA's or its suppliers' intellectual property rights;
(iii) market, distribute, sell, develop or cause to be developed any derivative software or any other software program, technology, products, or services based upon or competitive with the Local Business, LA Products and Services, LA Software or LA's Confidential Information; or (iv) alter, encode, copy or transmit any audio or other information using the LA Software without obtaining all necessary copyright and other permissions, and LAJ will at its expense defend, indemnify, and hold harmless LA and its officers, directors, and employees against all liabilities, damages, claims, fines and expenses arising out of any claim that LAJ has not obtained such permissions.

            e.  Reservation of Rights and Ownership.  All rights not expressly
                -----------------------------------
granted hereunder are reserved by LA. This Agreement does not authorize or imply any rights other than as expressly set forth herein. LA retains ownership of the LA Software and all right, title and interest therein. LAJ acknowledges and agrees that it is acquiring only the right to use the LA Software in order to operate the Local Business. All patents, copyrights, trade secrets and other intellectual property rights in and to the LA Software shall remain the exclusive property of LA or its suppliers.

            f.  Acknowledgement.  The parties hereby acknowledge that the
                ---------------
licenses granted under Sections 2 (Appointment and License Grant), 4 (Trademarks), or elsewhere in this Agreement are not senyo jisshiken or senyo shiyoken, as applicable. Furthermore: (i) LAJ shall not have the right to prosecute infringement actions in its own name and (ii) LAJ, its affiliates, and agents shall not attempt to register any right or license hereunder as a senyo jisshiken or senyo shiyoken. Any such attempt shall be deemed a breach of this Agreement that is not amenable to cure within thirty (30) days, and, as a result, LA may immediately terminate this Agreement.

            g.  Annual Business Plan.  The parties shall meet annually at a
                --------------------
mutually agreed upon time and place to prepare a business plan detailing, without limitation, LA Products and Services to be offered by LAJ and minimum revenue targets ("Annual Business Plan"), subject to any procedures set forth in the LAJ Shareholder Agreement. If the parties fail to agree upon an Annual Business Plan within sixty (60) days after the start of the year to which such Annual Business Plan relates, then each party shall refer the matter to higher levels of management for resolution, and such persons shall use their best efforts to resolve the matter for no less than thirty (30) days. Any matter such persons are unable to resolve within such period may be submitted to arbitration pursuant to Section 12(a).

            h.  Milestones.  In addition to complying with any milestones or
                ----------
benchmarks set forth in the Annual Business Plan, LAJ shall: (a) establish the LMN-J within six (6) months of the Effective Date; and (b) commence operation of the LOC-J within three (3) months of the Effective Date. LA's Liquid Operations Center shall be used in place of the LOC-J until the LOC-J is operational. LOC-J and/or Liquid Operations Center fees payable by licensees of LA's software shall be paid to LAJ and remitted to LA, provided that the amount of such fees shall be determined and revised from time to time by agreement of LA and LAJ.

     3.  OTHER ACTIVITIES.  In the event that LAJ desires to: (i) enter into any
         ----------------
operational activities other than those included in the Local Business, or (ii) partner with third parties with respect to the same (collectively, "Other Activities"), LAJ shall notify LA in writing, and LA agrees to negotiate in good faith with LAJ regarding the expansion of LAJ's appointment hereunder to include such Other Activities; provided, however, that LA reserves the right not to negotiate or agree to any proposed Other Activities if LA, in its sole business discretion, concludes that such proposed Other Activities would materially affect the core operation of LAJ or LA's Trademarks (as defined in Section 4(a) below) in an adverse manner. LA shall have no liability to LAJ hereunder whatsoever in the event LA fails to enter into or negotiate any such agreement for Other Activities with LAJ. In addition, LAJ acknowledges that this Agreement is subject to termination by LA pursuant to Section 11 in the event that LAJ engages in any Other Activities without the prior written consent of LA. To the extent that LA may provide assistance to LAJ in establishing relationships with entities engaged in businesses related to these Other Activities, LA agrees in good faith to do so; provided, however, that LA shall not be obligated to take any action pursuant to this provision that would be inconsistent with its obligations under any agreement it is a party to or that would, in LA's sole determination, have a negative impact on its business, in any way.

     4.  TRADEMARKS AND TRADE NAMES.
         --------------------------

            a.  Right to Use.  During the term of this Agreement, LAJ shall have
                ------------
the right and shall be required to indicate to the public within the Territory that it operates the Local Business under the name, "Liquid Audio Japan", and shall have the right and shall be required to market and distribute the LA Products and Services under the "Liquid Audio" trademark, and any other trademarks, marks, trade names, domain names and Uniform Resource Locators ("URLs") that LA may approve for use in connection therewith in the Territory (collectively, "LA's Trademarks"). Notwithstanding the foregoing, any use of LA's Trademarks on the LMN-J, Web sites, or other postings on the Internet or in other electronic transmissions via computer networks shall be subject to the prior written approval of LA.

            b.  Restrictions.  LAJ shall not use LA's Trademarks, or any other
                ------------
copyright, trademark, logo or other right of LA in any manner contrary to public morals, in any manner which is deceptive or misleading, which is derogatory to LA's Trademarks, or which compromises or reflects unfavorably upon the goodwill, good name, reputation or image of LA or LA's Trademarks, or which might jeopardize or limit LA's proprietary interest in LA's Trademarks. Any such misuse will give rise to LA's rights for immediate termination of this Agreement. Nothing herein shall grant to LAJ any right, title or interest in LA's Trademarks. All uses of LA's Trademarks hereunder by LAJ shall inure solely to the benefit of LA. If LAJ, in the course of exercising its rights hereunder, acquires any goodwill or reputation in the LA Trademarks, all such goodwill or reputation will automatically vest in LA when and as, on an ongoing basis, such acquisition of goodwill or reputation occurs, as well as at the expiration or termination of this Agreement, without any separate payment or other consideration of any kind to LAJ. At no time during or after the term of this Agreement shall LAJ challenge or assist others to challenge LA's Trademarks or the registration thereof or attempt to register any trademarks, marks, trade names, domain names, URLs or like designations that are confusingly similar to those of LA.

            c.  Approval of Representations.  All representations of LA's
                ---------------------------
Trademarks that LAJ intends to use shall first be submitted to LA for approval in writing (which shall not be unreasonably withheld) of design, color and other details, or shall be exact copies of those used by LA. LAJ shall not use any of LA's Trademarks in conjunction with another trademark on or in relation to any other products or services without LA's prior written approval. All uses shall be subject to approval by LA to ensure that LA's Trademarks are not used by LAJ in a manner that is unintended by LA, and notwithstanding any approval by LA, LAJ is responsible for the contents of such advertising and compliance with all laws and regulations within the Territory relating thereto.

            d.  Trademark Registrations in the Territory.  LAJ shall advise LA
                ----------------------------------------
regarding the registrations or filings appropriate to protect the use of the LA Trademarks in the Territory or to otherwise safeguard LA's interests hereunder. LA shall make such registrations or filings with the Japan Patent Office or other appropriate authorities; provided, however, that LAJ shall provide all assistance reasonably requested by LA in making such registrations or filing, but LAJ shall not be obligated to pay for such registrations and filings.

            e.  Infringement Actions.  LAJ shall cooperate with LA in all
                --------------------
respects at LA's reasonable request in connection with any action or proceeding prosecuted by LA involving LA's Trademarks or other intellectual property rights. LAJ shall promptly notify LA of any such infringements or any acts of unfair competition by third parties that come to LAJ's attention. LA shall have the exclusive right, exercisable at its discretion, to institute in its own name and/or LAJ's name and to control, all actions against third parties relating to LA's Trademarks, and other intellectual property rights, at LA's expense. With respect to any such actions, LA shall employ counsel of its own choice to direct the handling of the litigation and any settlement thereof. LA shall be entitled to receive and retain all amounts awarded, if any, as damages, profits or otherwise in connection with such suits handled by LA. LAJ shall not, without LA's prior written consent, institute any suit or take any action on account of such infringements, acts of unfair competition or unauthorized uses, provided that LA's consent shall not be unreasonably withheld. LA shall endeavor to provide LAJ with notice of its consent or lack thereof on an expedited basis in the event of an emergency that requires LAJ to seek immediate relief in order to prevent further infringement of the rights licensed hereunder. If, with LA's consent, LAJ institutes, at its sole cost and expense, such a suit or action, the handling of the litigation and any settlement thereof shall remain subject to LA's approval. LAJ shall be entitled to recover all reasonable costs and expenses incurred in any such suit or action handled by LAJ from any financial recovery awarded or obtained, and the damages LAJ incurred, to the extent compensatory damages were awarded therefor, and the remainder shall be retained by LA. LA shall incur no liability to LAJ by reason of LA's failure or refusal to prosecute, or by LA's refusal to permit LAJ to prosecute, any alleged infringement by third parties, nor by reason of any settlement to which LA may agree. For instances in which the procedures set forth in this Section are expressly prohibited by the laws or regulations of the Territory, the parties shall mutually agree upon alternative procedures.

            f.  Domain Names. LA shall, prior to the first date LAJ makes the
                ------------
World Wide Web site for the LMN-J generally available on the World Wide Web, register the LMN-J Domain name with InterNIC (or its successor Internet name assignment authority) and/or the Japan Network Information Center (JPNIC). LA also shall pay the registration fees for one year. Thereafter, LA shall in a timely fashion renew such registrations with such authorities each time such registration becomes due during the Term, and LAJ shall promptly reimburse LA for the cost of such renewal. For instances in which the procedures set forth in this Section are expressly prohibited by JPNIC's terms and conditions or the laws and regulations of the Territory the parties shall mutually agree upon alternative procedures.

     5.  LOCALIZED VERSIONS, UPDATES AND MAINTENANCE SERVICES.
         ----------------------------------------------------

            a.  Localized Versions.
                ------------------

                    (i)  Costs.  LAJ shall bear all costs associated with the
                         -----
development and on-going production of the Localized Versions. Development costs shall include, without limitation, the development services of LA valued on "cost plus" basis (i.e., time and materials with time being computed based on fully burdened labor costs of the dedicated personnel plus [*] of the total), as well as the costs of third party contractors and subcontractors who assist in the production of the Localized Versions. On-going production costs include, without limitation, the cost of creation and production of any physical media or materials that are distributed as part of the Localized Versions, including, without limitation, manuals, diskettes, labels and boxes required. LA will invoice all development costs monthly and such costs shall be due within thirty
(30) days after the invoice date. In the event that LAJ prepares any Japanese-language translations or interface modification designs necessary for such localization, LAJ will be solely responsible for, and shall ensure the accuracy and correctness, of all such Japanese-language translations and interface modification designs provided by LAJ.

                    (ii) Procedures.  In the event that LAJ desires the
                         ----------
development of a Localized Version, LAJ will submit a localization request to LA that contains a detailed description of the desired localization, and LA shall evaluate the request and determine whether the requested localization: (1) provides sufficient detail, (2) is commercially feasible to develop and implement; and (3) constitutes a necessary customization of the applicable LA Products and Services, LA Software, or Business Procedures for use in the Territory. If LA reasonably determines that the requested localization meets the foregoing requirements, LA will cooperate with LAJ to develop the requested localization or to have such localization developed by third parties; provided that all matters relating to the Localized Versions shall remain subject to the final approval and control of LA. LA will prepare a schedule of the processes to be accomplished in creating the Localized Versions and will allow LAJ to participate in the development of the Localized Versions where this

* Certain information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

participation is acceptable to LA in its sole discretion. If acceptable to LA in its sole discretion, this participation in development of the Localized Versions could include providing source code to LAJ for development purposes. LA shall have no liability to LAJ in the event that completion of any Localized Version is delayed for any reason or abandoned due to technical difficulties after a reasonable level of sustained diligent efforts by LA's personnel.

          b.  Updates and Maintenance Services. During the Term, LA will deliver
              --------------------------------
to LAJ any updates, when and if available, to the LA Software on a periodic basis which LAJ shall promptly implement. LA shall continue to provide such updates during any Renewal Term; provided that LAJ continues to pay the quarterly maintenance fee described on Exhibit B. LAJ will be responsible for all front-line maintenance and support for the LA Products and Services and any end-user software included in such LA Products and Services.

          c.  Ownership Rights.  LA will own all right, title and interest in
              ----------------
and to the Localized Versions and updates, all specifications, designs, inventions and all related work product in all stages of development ("Work Product"), including, without limitation, all translations, interfaces and other contributions by LAJ hereunder, and all copyrights and other intellectual property rights therein and thereto. LAJ hereby forever and irrevocably assigns and transfers to LA all right, title and interest in and to the Work Product, including, without limitation, all copyrights, patents, trade secrets and other proprietary rights therein and thereto, and LA shall have the exclusive right to file patents and other intellectual property registrations with respect thereto. All updates and Localized Versions are provided on an AS-IS basis. LA cannot guarantee that program errors reported by LAJ relating to the LA Software will be corrected.

          d.  Cooperation by LAJ.  In order to facilitate prompt and efficient
              ------------------
completion of any Localized Versions hereunder, LAJ and its personnel shall cooperate fully with LA and its personnel in all respects, including, without limitation, providing information as to customer requirements, and providing access to (i) all necessary information relating to any localization request as requested by LA, (ii) LAJ's software systems and facilities, and (iii) officers and other personnel of LAJ.


     6.   ADDITIONAL OBLIGATIONS OF LAJ AND LA.
          ------------------------------------

               a.  Reports.  LAJ agrees to provide LA with a quarterly sales and
                   -------
activity report with contents and format to be determined by LA. This report must be forwarded to LA within thirty (30) days after the close of each calendar quarter.

               b.  Promotional Activities.  LAJ shall be entitled to pursue an
                   ----------------------
array of promotional strategies to maximize the performance of the Local Business. LA will support LAJ's marketing efforts by: (i) continuing to pursue its current marketing and promotional efforts designed to establish awareness of the Local Business; (ii) creating and providing appropriate marketing documentation and other promotional materials; (iii) assisting in the development of marketing and promotional concepts; and (iv) involving LAJ in applicable marketing campaigns initiated by LA. In addition, the parties shall mutually agree on other promotional activities that LAJ will perform to assist LA in developing its brand identity in the Territory. This may include, without limitation, mention in LA's press releases and marketing materials. At minimum, LAJ shall, at its own expense, actively promote the Local Business, including advertising in trade and other appropriate publications within the Territory, and participating in appropriate trade shows, seminars, and joint marketing programs with applicable marketing partners.

          c.  Finances and Personnel.  LAJ shall maintain a net worth and
              ----------------------
working capital sufficient, in LAJ's reasonable judgment, to enable LAJ to use its best efforts to perform fully and faithfully its obligations under this Agreement. LAJ shall devote sufficient financial resources and technically qualified service personnel to fulfill its responsibilities under this Agreement, including, without limitation, its payment obligations set forth in
Section 7 below.

          d.  Customer Relations.  LAJ shall, at its own expense: (i) provide
              ------------------
adequate contact with existing and potential customers of the LA Products and Services within the Territory on a regular basis, consistent with good business practice; (ii) assist LA in assessing customer requirements for the LA Products and Services, including modifications and improvements thereto, in terms of quality, design, functional capability, and other features; (iii) submit market research information, as reasonably requested by LA, regarding customer feedback, competition and changes in the market within the Territory; and (iv) promote the use of the LA Products and Services in the major recording industry corporate accounts market segments and other appropriate market segments; and develop and serve major recording industry corporate accounts.

          e.  Standard of Business Practices.  LAJ shall establish and maintain,
              ------------------------------
and shall cause its employees, consultants and agents to establish and maintain, a high standard of ethical business practices in connection with its appointment, including, without limitation, full compliance with Sections 12(o) and 12(p) below. LAJ shall comply with all laws and regulations relating or pertaining to its appointment, and shall comply with the regulations and directives of any regulatory agencies which shall have jurisdiction over this Agreement, the LA Products and Services, or the LA Software.

          f.  Representations of LAJ.  LAJ represents and warrants on a
              ----------------------
continuous basis that it is a corporation duly organized and validly existing under the laws of Japan; it has full right, power and authority to enter into this Agreement and to perform all of its obligation hereunder; its execution, delivery and performance of this Agreement have been duly and properly authorized by all necessary actions and this Agreement constitutes its valid and binding obligation, enforceable against it in accordance with its terms; and its execution, delivery and performance of this Agreement will not, with or without the giving of notice or passage of time, or both, conflict with, or result in a default or loss of rights under, any provision of its Articles of Incorporation or other organizational documents or any other agreement to which it is a party.

          g.  Representations of LA.  LA represents and warrants on a continuous
              ---------------------
basis that it is a corporation duly organized and validly existing under the laws of Delaware; it has full right, power and authority to enter into this Agreement and to perform all of its obligation hereunder; its execution, delivery and performance of this Agreement have been duly and properly authorized by all necessary actions and this Agreement constitutes its valid and binding obligation, enforceable against it in accordance with its terms; and its execution, delivery and performance of this Agreement will not, with or without the giving of notice or passage of time, or both, conflict with, or result in a default or loss of rights under, any provision of its Articles of Incorporation, Bylaws or other organizational documents or any other agreement to which it is a party.

          h.  Intellectual Property Registrations and Government Approvals.  LA
              ------------------------------------------------------------
shall be responsible for obtaining any copyright, trademark or other intellectual property rights protection, in LA's name, for the LA Software, LA Products and Services, or LA Trademarks in the Territory. LA shall be responsible for all fees or expenses incurred in connection with such intellectual property registrations. LAJ shall promptly notify LA in writing of, and shall be responsible for obtaining any necessary government approvals that may be required with respect to this Agreement. LAJ shall be responsible for all fees or expenses incurred in connection with obtaining any necessary government approvals with respect to this Agreement.

          i.  Additional LA Obligations.  LA and LAJ shall cooperate to
              -------------------------
integrate appropriate components of the LA Products and Services offered in the Territory with other products and services offered by LA in the United States and other territories. LA also shall offer LAJ access to the expertise and know-how LA has developed for the technical and business implementation of the LA Products and Services in the Territory, and shall provide general consulting services to LAJ with respect to the Local Business on an as-needed basis pursuant to the fee schedule attached as Exhibit C. In addition, LA and LAJ shall cooperate to leverage LA's strategic partner relations, as appropriate, for the benefit of LAJ in the Territory. These relations may include internet companies, major entertainment companies, major music industry companies, copyright societies, hardware Original Equipment Manufacturers (including computers and consumer electronics companies), software partners, financial clearinghouses, systems integrators, and global advertisers and sponsors.

     7.   COMPENSATION TO LA.
          ------------------

               a.  Payment Terms.  All payments due hereunder shall be
                   -------------
calculated, denominated and made in United States Dollars, and LAJ shall be solely responsible for all costs of any currency conversion to United States Dollars, and such costs shall not reduce the amounts due to LA hereunder. All payments required hereunder shall be made by wire transfer to the account of LA, or in accordance with such other instructions as LA may from time to time provide to LAJ. All payments hereunder shall be made without set-off of any amount whatsoever, whether based upon any claimed debt or liability of LA to LAJ. Any past due amounts shall bear interest at the lesser of 1.5% per month or the maximum rate permitted by applicable law. LAJ shall pay all of LA's costs and expenses (including reasonable attorneys' fees) to enforce LA's rights under this Section 7.

          b.  Software License Fee.  In consideration of the software license
              --------------------
granted herein, LAJ shall pay LA the non-refundable license fees specified on Exhibit B ("Software License Fees") according to the schedule detailed therein.

          c.  Additional Software License Fees. As additional consideration for
              --------------------------------
the software license granted herein, no later than thirty (30) days after the end of each quarter, LAJ shall make the following payments to LA ("Additional Software License Fees"): Commencing with the first quarter of 2000, and continuing during any Renewal Term, LAJ shall pay the percentage of Gross Revenues earned by LAJ during each quarter as shown in Exhibit B. Commencing with the first quarter of 2002 and continuing during any Renewal Term, LAJ shall pay LA an additional [*] of Gross

* Certain information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Revenues (e.g., a total of [*] in the first quarter of 2002) earned by LA during each quarter. During any Renewal Term, LAJ may credit any maintenance fees paid for a given quarter against any Additional Software License Fees due under this Section for such quarter. Notwithstanding the foregoing, LAJ shall be obligated to pay the maintenance fees specified in Exhibit B during each quarter of any Renewal Term, and such maintenance fees are due regardless of the amount of Additional License Fees for any such quarter.

          d.  Taxes.  In addition to the other charges specified above, LAJ
              -----
shall pay directly any and all taxes, imposts, duties or similar charges, including, without limitation, sales, use, ad valorem, value added, franchise, withholding or other taxes, duties, imposts or charges that may be imposed by any jurisdiction in connection with LAJ's appointment or any of the amounts payable by LAJ to LA hereunder, however designated or levied, it being understood that the amounts payable hereunder are net amounts and may not be reduced or deducted from with any taxes, duties, imposts or other charges. If LAJ is legally required to withhold any taxes on any payments made hereunder to LA, LAJ shall withhold and make timely payment of such taxes to the pertinent tax authorities, provided that the amount of such payments are grossed up to ensure that LA will receive the full amount payable hereunder. LAJ shall indemnify and hold LA forever harmless from all such taxes, customs, duties, levies, impost or any other charges now or hereafter imposed, including, without limitation, any penalties, interest or other assessments that may be incurred due to failure, delay or errors by LAJ in reporting or payment thereof. LA agrees that in the event that LA is able to make use of the foreign tax credit, then, on a prospective basis, LA shall advise LAJ to deduct any tax imposed on any Additional Software License Fees due hereunder so that such tax may reduce the amount payable to LA; provided however that: (i) LAJ may not offset any such taxes against any Software License Fees, maintenance fees, or other fees due hereunder and (ii) LAJ shall not have the right to recover any prior taxes from amounts previously paid by LAJ hereunder. If LA gives such advice, then such Additional Software License Fees (after the deduction of the withholding taxes) shall be considered the gross amount. When such advice is made, LAJ shall pay the withheld amount to the relevant tax authorities in the Territory and furnish an official receipt thereof to LA so that LA may enjoy the benefit of the foreign tax credit.

          e.  Accounting and Audit Rights.  LAJ shall keep and maintain full and
              ---------------------------
accurate books of account and records. LA or its designees shall be entitled, at its expense, to inspect such books and records on a quarterly basis and to audit such books and records on an annual basis during or after the Term during reasonable business hours and in each case upon five (5) business days prior written notice to LAJ, and make copies and summaries of such books and records. All such books of account and records shall be retained by LAJ for a minimum of three (3) years after expiration or termination of this Agreement. If LA or its duly authorized representative discovers a deficiency in the payments to LA pursuant to any statement in the period under audit (an "Audit Deficiency"), LAJ shall promptly pay such Audit Deficiency to LA and, if such Audit Deficiency is [*] or more of the payments made to LA pursuant to any statement in such audit period, LAJ shall promptly pay all costs and expenses incurred by LA in connection with such audit. If such Audit Deficiency is [*] or more of the amounts paid to LA pursuant to any statement in the period under audit, then in addition to the above, LA may, at its sole option, immediately terminate the Agreement upon written notice to LAJ; provided that LAJ shall still be obligated to tender the Audit Deficiency and associated costs and expenses to LA.

* Certain information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

     8.  WARRANTY DISCLAIMER.  ALL LA SOFTWARE, LA TRADE SECRETS, LA PRODUCTS
         -------------------
AND SERVICES AND OTHER MATERIAL DELIVERED BY LA ARE PROVIDED "AS-IS," AND LA GRANTS NO WARRANTIES OR CONDITIONS, EXPRESS OR IMPLIED, BY STATUTE OR OTHERWISE, REGARDING SUCH ITEMS, THEIR FITNESS FOR ANY PURPOSE, THEIR QUALITY, THEIR MERCHANTABILITY, OR OTHERWISE.

     9.  INDEMNIFICATION OBLIGATIONS.
         ----------------------------

               a.  Indemnification by LA. LAJ agrees that LA has the right to
                   ---------------------
defend, or at its option to settle, and LA agrees, at its own expense, to defend or at its option to settle, any claim, suit or proceeding brought against LAJ on the issue of infringement by the LA Software or LA Trademarks of any copyright or registered patent or trademark, as applicable, issued in the Territory prior to the Effective Date of this Agreement, or, with respect to updates and Localized Versions issued in the Territory prior to the date of release to LAJ, subject to the limitations hereinafter set forth. LA shall have sole control of any such action or settlement negotiations, and LA agrees to pay, subject to the limitations hereinafter set forth, any final judgment entered against LAJ on such issue in any such suit or proceeding defended by LA. LAJ agrees that LA at its sole option shall be relieved of the foregoing obligations unless LAJ notifies LA promptly in writing of such claim, suit or proceeding and gives LA authority to proceed as contemplated herein, and, at LA's expense, gives LA proper and full information and assistance to settle and/or defend any such claim, suit or proceeding. Notwithstanding the foregoing, LA shall have no liability for, and LAJ will indemnify and hold harmless LA from, all liability arising from: (i) the combination or use by LAJ of the LA Software with any materials not furnished by LA, if such claim would have been avoided by use of the LA Software alone; (ii) the use or incorporation of any materials supplied to LA by LAJ; or (iii) any other action or inaction by LAJ that would result in the liability contemplated by this provision. If the LA Software, LA
Trademarks, or any part thereof, is, or in the opinion of LA may become, the subject of any claim, suit or proceeding for infringement of any patent, copyright or trademark or other intellectual property right, then LA may, at its option and expense: (i) procure for LAJ the right to sell or use, as appropriate, the LA Software, LA Trademarks, or such part thereof; (ii) replace the LA Software, LA Trademarks, or portions thereof, with other suitable technology, trademarks, or portions thereof; (iii) suitably modify the LA Software, LA Trademarks, or portions thereof; or (iv) if none of the foregoing is commercially feasible in LA's judgement, terminate this Agreement and LAJ's license to the LA Software and/or LA Trademarks. LA shall not be liable for any costs or expenses incurred without its prior written authorization.

          b.  Limitation.  Notwithstanding the provisions of Section 9(a) above,
              ----------
LA assumes no liability for (i) infringements covering any combination, method or process in which any of the LA Software may be used but not covering the LA Software when used alone, including, without limitation, any use of software or technology belonging to third parties, regardless of whether such software or technology may be necessary to the use or modification of, or compatible with, the LA Software, (ii) infringements involving the modification or servicing of the LA Software, or any part thereof, unless such modification or servicing was performed by LA, (iii) failure of LAJ to implement any updates to the LA Software, if the infringement would have been avoided by the use of the update,
(iv) any trademark infringements involving any marking or branding other than LA's Trademarks when used alone; or (v) infringements arising from uses of the LA Software which do not comply with the uses permitted under this Agreement.

          c.  Entire Liability.  The provisions of this Section 9 state the
              ----------------
entire liability and obligations of LA and the exclusive remedy of LAJ and its customers, with respect to any alleged infringement of patents, copyrights, trademarks or other intellectual property rights by the LA Software, LA Products and Services, or any part thereof.

          d.  Indemnification by LAJ.  Except for LA's indemnification
              ----------------------
obligations set forth above, LAJ will indemnify, defend and hold harmless LA, its parents, subsidiaries, affiliates, and each of their respective successors and permitted assigns, directors, officers, employees, representatives, agents, consultants and contractors, in respect of any and all losses, claims, suits, proceedings, liabilities, causes of action, damages, costs, expenses (including reasonable attorneys' fees and expenses) arising out of or relating to LAJ's exceeding the scope of its appointment hereunder, the breach or inaccuracy of any representation, warranty, covenant, agreement, term or condition made by LAJ hereunder, the distribution of the LA Products and Services (excluding those claims under Section 9(a) that the distribution of the LA Products and Services infringe a third party's rights), any suit brought by an end-user or third party, or use of any audio recordings or other copyrighted material in connection with the LA Software or LA Products and Services, or the actions or omissions, including negligence and other tortious conduct, of LAJ, its employees, officers, agents or contractors.

     10.  PROPERTY RIGHTS AND CONFIDENTIALITY.
          -----------------------------------

               a.  Property Rights.  LAJ agrees that LA owns all rights, title
                   ---------------
and interest in all embodiments of the LA Software, LA Trade Secrets, LA Products and Services, and LA Trademarks, as well as all underlying copyrights, patents, trademarks, inventions, know-how, trade secrets, or other proprietary rights relating thereto. The appointment, licenses, and other rights granted hereunder transfer to LAJ neither title, nor any other proprietary or intellectual property rights to the foregoing. The use by LAJ of any of these property rights is authorized only for the purposes herein set forth, and upon termination of this Agreement for any reason such authorization shall cease.

               b. "Confidential Information" means this Agreement and its Exhibits, any addenda hereto signed by both parties, all information models, logic diagrams, information, data, drawings, benchmark tests, documentation, specifications, trade secrets, structure, sequence and organization, object code, source code, and any other proprietary information disclosed by one party (the "Disclosing Party") to the other party (the "Receiving Party") directly or indirectly (which information is marked as "proprietary" or "confidential" or, if disclosed orally, is designated as confidential or proprietary at the time of disclosure) hereunder constitutes the confidential and proprietary information of the Disclosing Party. LA's Confidential Information includes, but is not limited to, the LA Software and LA Trade Secrets, object code and source code of or relating to the LA Software, if disclosed to LAJ hereunder in written, electronic or verbal form, and any adaptations of the aforementioned, all knowledge and know-how inherent to the LA Software, as well as the knowledge and know-how that is applied to the configuration of the LA Software, and any other proprietary information supplied to LAJ by LA hereunder. LAJ acknowledges that any use of the Confidential Information inconsistent with this Agreement shall constitute an infringement of LA's intellectual property rights, a misappropriation of LA's Trade Secrets, unfair competition and a breach of this Agreement.

               c.  Nondisclosure Obligations.  Each party agrees that it shall
                   -------------------------
use the Disclosing Party's Confidential Information solely in accordance with the provisions of this Agreement and will not disclose, or permit to be disclosed, the same, directly or indirectly, to any third party without the Disclosing Party's prior written consent. Each party agrees to exercise a high standard of care in protecting the Confidential Information from unauthorized use and disclosure, but no less than reasonable care. Without limiting the foregoing, each party shall adopt whatever measures may be required to limit access to the Confidential Information to those of its employees that are subject to non-disclosure obligations and who require such access in order to exercise such party's rights and perform its obligations in a manner consistent with this Agreement.

               d.  Exceptions to Nondisclosure Obligations.  Notwithstanding the
                   ---------------------------------------
above, the receiving party shall have no liability to the disclosing party with regard to Confidential Information which:

                         (i)    was generally known and available in the public
domain at the time it was disclosed or becomes generally known and available in the public domain through no fault of the receiving party;

                         (ii)   was known to the receiving party at the time of
disclosure as shown by the files of the receiving party in existence at the time of disclosure;

                         (iii)  is disclosed with the prior written approval of
the disclosing party;

                         (iv)   is independently developed by the receiving
party without any use of Confidential Information and by employees or other agents of the receiving party who have not been exposed to such Confidential Information;

                         (v)    becomes known to the receiving party form a
source other than the disclosing party without breach of this Agreement by the receiving party and otherwise not in violation of the disclosing party's rights; or

                         (vi)   is disclosed pursuant to the order or
requirement of a court, administrative agency, or other governmental body; provided, that the receiving party shall provide prompt, advance notice thereof to enable the disclosing party to seek a protective order or otherwise prevent such disclosure and provided that the receiving party's disclosure is limited to the extent expressly required by such court, administrative agency or other governmental body.

     11.  TERM AND TERMINATION.  This Agreement shall commence upon the
          --------------------
Effective Date and continue until expiration of the Term, unless earlier terminated in accordance with the provisions of this Agreement. Upon mutual agreement prior to the expiration of the then-current Term, the parties may renew this Agreement for an additional term of the same duration as the initial Term ("Renewal Term"), subject to any terms and conditions issued by LA. LAJ shall not be obligated to pay a separate renewal fee for such Renewal Term for the license of LA Software, but will be obligated to pay quarterly maintenance fees as described on Exhibit B. Notwithstanding the foregoing, upon expiration of the Term, this Agreement shall automatically renew for the Renewal Term, provided that LAJ: (a) achieves one hundred percent (100%) of the key quantitative benchmarks detailed in the then-current Annual Business Plan; and (b) meets any other benchmarks or milestones set forth therein.

               a.  Mutual Agreement.  This Agreement may be terminated pursuant
                   ----------------
to the mutual, written agreement of the parties.

               b.  Termination Due to Related Events. LA shall have the right to
                   ---------------------------------
terminate this Agreement, effective immediately, if the Reseller Agreement is terminated for any reason.

               c.  Termination for Default by LAJ. If either party defaults in
                   ------------------------------
the performance of any material provision of this Agreement, then the non-defaulting party may give written notice to the defaulting party that if the default is not cured within 30 days the Agreement will be terminated; provided that the cure period shall be 10 days for payment obligations, and there shall be no cure period if the nature of the default is not subject to cure. LAJ's failure to make any payments when due shall be considered a default of a material provision giving rise to LA's right of termination. If the non-defaulting party gives such notice and the default is not cured during the applicable period (if any), then the Agreement shall automatically terminate at the end of that period.

               d.  Termination for Insolvency.  This Agreement may be terminated
                   --------------------------
by either party, on notice, (i) upon the institution by or against the other party of insolvency, receivership, bankruptcy, reorganization or composition proceedings or any other proceedings for the settlement of such party's debts,
(ii) upon the other party's making an assignment for the benefit of creditors, or (iii) upon the other party's dissolution, winding up or ceasing to conduct business in the normal course.

               e.  Termination for Changes in LAJ's Business. This Agreement may
                   -----------------------------------------
be terminated by LA, upon written notice, upon the occurrence of any of the following events, unless LA has granted its advance written approval in regard to the applicable event: (i) upon LAJ's making any basic change in the general nature or scope of its business, including without limitation, changes to its articles of incorporation, including any increase or reduction in authorized share capital and any changes in the rights of outstanding shares; (ii) upon the removal of the director(s) from LAJ's board that were nominated by LA, if any;
(iii) upon the sale of any equity of LAJ other than pursuant to LAJ's initial public offering; (iv) upon the merger or consolidation of LAJ with another company, or the sale of all or substantially all of the business or assets of LAJ, or any other change of control of LAJ; (v) upon the establishment by LAJ, Super Stage, Inc., or any of their investors, of a business relationship with any direct competitor of LA, including directly or indirectly participating in any entity that sells, resells or distributes any software, product, or service that materially competes with the LA Software (as defined in the Reseller Agreement; hereinafter referred to as the "LA Resale Software"), LA Software, or the LA Products and Services; (vi) upon the investment by LAJ in any other business or entity; (vii) upon LAJ's entering into any material transactions not in the ordinary course of business or between LAJ and a director or shareholder of LAJ or an affiliate of such a shareholder, other than LAJ Shareholder Agreement; (viii) upon LAJ's entering into any operational activities (other than those specified herein or in the Reseller Agreement), partnering with third parties with respect to the same, or receiving revenues from transactions that are enabled by the LA Resale Software or LA Software.

               f.  Legal or Regulatory Prohibitions.  If any law or regulation
                   --------------------------------
applicable to LA or LAJ prohibits use of the LA Software, LA Trade Secrets, or LA Trademarks by LAJ in the manner contemplated by this Agreement, or permits the use of the LA Software, LA Trade Secrets, or LA Trademarks by LAJ in a manner not expressly licensed by this Agreement, this Agreement may be terminated by LA by giving written notice of termination to LAJ, such termination to be immediately effective upon the giving of such notice.

               g.  Limitation on Termination Liability.  In the event of
                   -----------------------------------
termination by LA in accordance with any of the provisions of this Agreement, LA shall not be liable to LAJ, because of such termination, for compensation, reimbursement or damages on account of the loss of prospective profits or anticipated sales or on account of expenditures, inventory, investments, leases or commitments in connection with the business or goodwill of LAJ. Termination shall not, however, relieve either party of obligations incurred prior to the termination.

               h.  Transition Procedures and Wind-Down.  Upon: (i) expiration,
                   -----------------------------------
or (ii) termination pursuant to Sections 2(a) or 11(a), then: (1) LAJ shall provide LA with an updated customer list no later than ten (10) days after such expiration or termination; and (2) LAJ and LA shall cooperate to develop transition procedures ("Transition Procedures") related to the Local Business. If the parties fail to agree upon Transition Procedures within sixty (60) days after such expiration or termination, then each party shall refer the matter to higher levels of management for resolution, and such persons shall use their best efforts to resolve the matter for no less than an additional thirty (30) days. Any matter that such persons are unable to resolve within such period may be submitted to arbitration pursuant to Section 12(a). Section 11(i) shall be suspended during the period of such negotiations (the "Wind-Down Period") and LAJ shall be entitled to continue servicing its existing customer base during the Wind-Down Period; provided however, that in no event shall such Wind-down Period exceed one hundred and twenty (120) days. The parties shall cooperate during such Wind-Down Period to pay highest regard to customers' requests with regard to continuation of service after expiration or termination of this Agreement; provided that this provision shall in no way limit the terms of
Section 11(g).

               i.  Return of Materials.  Within 30 days after the expiration or
                   -------------------
termination of this Agreement, LAJ shall prepare all embodiments of the LA Products and Services, LA Software, LA Trade Secrets, LA Trademarks, and any other materials provided by LA hereunder that are in LAJ's possession or control for shipment, as LA may direct, at LA's expense. LAJ shall not make or retain any copies of any of LA's Confidential Information which may have been entrusted to it. Effective upon the termination of this Agreement, LAJ shall cease to use all LA Trademarks. In this regard, immediately upon the termination of this Agreement, LAJ shall take all steps, as instructed by LA, to de-register or to transfer to LA any user rights LAJ may have with respect to LA's Trademarks. In addition, LAJ shall change its corporate name, trade name, and other aspects of its corporate identity or otherwise ensure that such names may not be reasonably confused with the LA Trademarks (or any variation thereof), or the name, initials, trademark, service mark, domain name, or logo of LA's affiliates (or any variation thereof).

               j.  Survival of Certain Terms.  The provisions of Sections 2(e)
                   -------------------------
(Reservation of Rights and Ownership), 4(b) (with respect to restrictions on registration of trademarks), 5(c) (Ownership Rights), 7(d) (Taxes), 7(e) (Accounting and Audit Rights), 8 (Warranty Disclaimer),

9 (Indemnification Obligations), 10 (Property Rights and Confidentiality), 11(g) Limitation on Termination Liability, 11(h) (Transition Procedures and Wind-
Down), 11(i) (Return of Materials), 11(j) (Survival of Certain Terms), 12 (Miscellaneous Provisions), and 13 (Limitation of Liability) shall survive the expiration or termination of this Agreement for any reason. All other rights and obligations of the parties shall cease upon termination of this Agreement.

     12.  MISCELLANEOUS PROVISIONS.
          -------------------------

               a.  Arbitration of Disputes.  Except as otherwise provided in
                   -----------------------
this Agreement, any dispute, controversy or claim arising out of or relating to this Agreement or to a breach hereof, including the interpretation, performance or termination, shall be exclusively and finally resolved by binding arbitration. Arbitration shall be conducted by the International Chamber of Commerce (the "ICC") which shall administer the arbitration under its commercial rules (the "Rules"). Arbitration under this Section 12(a) shall be initiated by a written demand for arbitration specifying the controversy or claim on which arbitration is sought, as well as the relief requested. Service of the arbitration demand shall be effective if made pursuant to the notification provisions contained in Section 12(e) below. The arbitration shall be conducted by a panel of three (3) arbitrators chosen in accordance with said Rules within 30 days after receipt by the respondent of the demand to arbitrate. The arbitration, including the rendering of the award, shall take place in Palo Alto, California, if initiated by LAJ, or in Tokyo, Japan, if initiated by LA, as the case may be, and shall be the exclusive forum for resolving such dispute, controversy or claim. The arbitration proceedings and all pleadings and rulings shall be conducted and written in the English language. For the purpose of any arbitration proceeding, this Agreement shall be governed by the governing law described in Section 12(c) below. This arbitration agreement is intended by the parties to be self-executing. The panel shall have sole jurisdiction to determine whether (i) a claim is subject to arbitration, (ii) the arbitration may proceed even if one of the parties refuses to attend or participate and
(iii) an award against that party may be ordered pursuant to default or otherwise by the panel. The parties agree that they will arbitrate all claims agreed to be arbitrated herein regardless of the existence of any related dispute, action or special proceeding between any or all of the parties hereto and/or any third party. The arbitration panel shall render a written arbitration decision with its award, and the decision of the arbitration panel shall be final and binding upon the parties hereto, and the parties hereby waive any right of appeal under applicable law. Judgment upon the award rendered by the arbitration panel may be entered in any court of competent jurisdiction. The prevailing party shall be entitled to recover its reasonable attorneys' fees and its share of the costs including any auditing costs or expenses of expert witnesses.

               b.  Injunctive Relief.  In the event of actual or threatened
                   -----------------
breach of the provisions of Sections 2 or 10 above, the nonbreaching party will have no adequate remedy at law and will be entitled to immediate and injunctive or other equitable relief, without bond and without the necessity of showing actual money damages, and notwithstanding Section 12(a) above, each party shall have the right to institute judicial proceedings against the other party or anyone acting by, through or under such other party in order to seek such injunctive or other equitable relief. The prevailing party in any such legal action for injunctive or equitable relief shall be entitled, in addition to any other rights and remedies it may have, to reimbursement for its expenses, including court costs and reasonable attorneys' fees. With respect to any such legal action for injunctive or equitable relief, the State courts sitting in Santa Clara County, California, and the Federal courts for the Northern

District of California shall have nonexclusive jurisdiction, and the parties hereby irrevocably consent to personal jurisdiction of and venue in such courts in any such matter and waive any objection thereto.

               c.  Governing Laws.  The validity, construction and
                   --------------
enforceability of this Agreement shall be governed in all respects by the laws of the State of California (and applicable United States federal law) applicable to agreements negotiated, executed and performed in the State of California by California parties, without reference to conflict of law principles. For the avoidance of doubt, the rights and obligations of the parties under this Agreement shall not be governed by the 1980 United Nations Convention on Contracts for the International Sale of Goods.

               d.  Disclosure; Publicity.  Except as specifically provided
                   ---------------------
herein, nothing in this Agreement shall be deemed to give either party any rights to use the other party's trademarks or trade names without the other party's specific, written consent. LA and LAJ shall consult with each other before issuing any press releases or otherwise making any public statements with respect to this Agreement and the transactions contemplated hereby. Neither LA nor LAJ shall issue any such press release or make any public statement without the agreement of the other party, except as may be required by law.

               e.  Notices.  All notices required hereunder shall be in writing
                   -------
and shall be made by personal delivery, or by legible facsimile or by first class, registered or certified mail, postage prepaid, or by express courier, to LA and to LAJ at the address and telecopier numbers indicated below:

                    (i)  For LAJ:
                              Liquid Audio Japan, Inc.
                              Shinjuku Mitsui Building 30F, 2-1-1
                              Nishi-shinjuku, Shinjuku-ku
                              Tokyo 163-0430, Japan
                              Attention: Masahiro Kuroki
                              Telecopy: (03) 3340-4442

                         With a mandatory copy to:
                              Nishimura & Partners
                              Ark Mori Building, 29th Floor
                              12-32, Akasaka 1-Chome
                              Minato-Ku, Tokyo, 107-6029, Japan
                              Attention: Takanobu Takehara, Esq.
                              Telecopy: (03) 5561-9711

                    (ii) For LA:
                              Liquid Audio, Inc.
                              810 Winslow Street
                              Redwood City, California 94063
                              Attention: Robert Flynn
                              Telecopy: (650) 549-2099

                         With a mandatory copy to:
                              Wilson Sonsini Goodrich & Rosati
                              650 Page Mill Road
                              Palo Alto, California 94304-1050
                              Attention: Alan Austin, Esq.
                              Telecopy: (650) 493-6811

or such other address or addresses as may have been furnished in writing to LA by LAJ or to LAJ by LA. Any notice or other communication required to be given hereunder shall have been duly given five (5) business days after posting when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited postage prepaid, or if by legible facsimile, when received or, if by express courier or in person, when received.

               f.  Severability.  Whenever possible, each provision of this
                   ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement should be invalid under applicable law, such provision or portion of such provision shall be ineffective to the extent of such invalidity, without invalidating the remainder of such provision or remaining provisions of this Agreement.

               g.  Waiver.  A provision of this Agreement may be waived only by
                   ------
a written instrument executed by the party entitled to the benefit of such provision. The failure of any party at any time to require performance of any provision of this Agreement shall in no manner affect such party's right at a later time to enforce the same. A waiver of any breach of any provision of this Agreement shall not be construed as a continuing waiver of other breaches of the same or other provisions of this Agreement.

               h.  Further Assurances.  The parties shall each perform such
                   ------------------
acts, execute and deliver such instruments and documents, and do all such other things as may be reasonably necessary to accomplish the transactions contemplated by this Agreement. In the event that LAJ fails to promptly execute any documents reasonably necessary to confirm, set or record LA's rights to the LA Software, LA Trademarks, Work Product, or any other material owned by LA hereunder, LAJ hereby appoints LA as its attorney-in-fact for the purpose of executing such documents, which appointment shall be deemed a power coupled with an interest and shall be irrevocable.

               i.  Subject Headings; Counterparts.  The subject headings of the
                   ------------------------------
sections of this Agreement are included for the purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions. This Agreement may be executed in counterparts. Each executed counterpart may be delivered to the other party by facsimile and copies bearing the facsimile signature of a party will constitute a valid and binding execution and delivery of this Agreement.

               j.  Entire Agreement.  This Agreement, including the Exhibits
                   ----------------
attached hereto, and any Addenda constitute the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, communications and understandings between them with respect thereto. No modification of this Agreement shall be effective without the mutual written agreement of both parties. No terms or conditions of any purchase order, acknowledgment or other business form that LAJ may use in connection with the exercise of its appointment or the licensing of the LA Software from LA will have any effect on the rights and obligations of the parties hereunder, or otherwise modify this Agreement, regardless of any failure by LA to object to such terms or conditions. In the event of a conflict between this Agreement and an Addendum, the terms of such Addendum shall prevail.

               k.  Independent Contractors.  The relationship of LA and LAJ
                   -----------------------
established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to (i) give either party the power to direct and control the day-to-day activities of the other, (ii) constitute the parties as partners, co-owners or otherwise as participants in a joint or common undertaking, or (iii) allow LAJ to create or assume any obligation on behalf of LA for any purpose whatsoever. All financial obligations associated with LAJ's business are the sole responsibility of LAJ. All sales and other agreements between LAJ and its customers are LAJ's exclusive responsibility and shall have no effect on LAJ's obligations under this Agreement. LAJ shall be solely responsible for, and shall indemnify and hold LA free and harmless from, any and all claims, damages or lawsuits (including LA's reasonable attorneys' fees) arising out of the negligence or other tortious conduct of LAJ, its employees or its agents in performing LAJ's obligations or exercising LAJ's rights under this Agreement. LA shall indemnify and hold LAJ free and harmless from any and all claims, damages or lawsuits (including LAJ's reasonable attorneys' fees) arising out of the negligence or other tortious conduct of LA's employees or agents in performing LA's obligations under this Agreement.

               l.  Nonassignability and Binding Effect.  A mutually agreed
                   -----------------------------------
consideration for LA's entering into this Agreement is the reputation, business standing, and goodwill honored and enjoyed by LAJ under its present ownership, and, accordingly, LAJ agrees that its license and other rights and obligations under this Agreement may not be transferred or assigned directly or indirectly, whether by operation of law or otherwise, without the prior written consent of LA, and any purported transfer or assignment without such consent shall be void ab initio. Subject to the foregoing sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

               m.  Force Majeure.  Except for payment obligations hereunder,
                   -------------
neither party shall incur liability to the other party due to any delay or failure in performance hereunder caused by reason of any occurrence or contingency beyond its reasonable control, including but not limited to failure of suppliers, strikes, lockouts or other labor disputes, riots, acts of war or civil unrest, earthquake, fire, the elements or acts of God, novelty of product manufacture, unanticipated product development problems, or governmental restrictions or other legal requirements; provided, that such party notifies the other party in writing immediately upon commencement of such event and makes diligent efforts to resume performance immediately upon cessation of such event. In the event such events continue for a period of 180 days in the aggregate, the other party shall have the right to terminate this Agreement upon written notice to such party.

               n.  Language.  This Agreement is in the English language only,
                   --------
which language shall be controlling in all respects, and all versions hereof in any other language shall not be binding on the parties hereto. All communications and notices to be made or given pursuant to this Agreement shall be in the English language.

               o.  Compliance with Laws.  LAJ shall, at its own expense, pay all
                   --------------------
import licenses and permits, pay customs charges and duty fees, and take all other actions required to exercise its appointment, accomplish the Services, or complete any authorized import and use of the LA Software in the Territory. LAJ shall ensure compliance with any applicable laws relating to its activities under the terms of this Agreement, and LAJ hereby represents and warrants that no consent, approval or authorization, or designation, declaration or filing with any governmental authority in the Territory is required in connection with the valid execution, delivery and performance of this Agreement.

               p.  Government Regulations.  LAJ acknowledges that LA may be
                   ----------------------
subject to regulation by various government agencies having jurisdiction, which may prohibit use, export, re-export or diversion of certain products and technology in or to the Territory. Any and all obligations of LA to provide the LA Software or other materials or any media in which any of the foregoing is contained, as well as any other technical assistance shall be subject in all respects to such applicable laws and regulations as shall from time to time govern the license and delivery of technology and products. LAJ agrees to cooperate with LA, including, without limitation, providing required documentation, in order to obtain any necessary export licenses or exemptions therefrom. LAJ warrants that it will comply with all such applicable laws and regulations governing use, exportation and re-exportation in effect from time to time.

          13.  LIMITATION OF LIABILITY.  IN NO EVENT SHALL LA'S AGGREGATE
               -----------------------
LIABILITY HEREUNDER EXCEED THE TOTAL AMOUNTS PAID BY LAJ HEREUNDER DURING THE PERIOD(S) IN WHICH SUCH CLAIM(S) AROSE. IN NO EVENT SHALL LA BE LIABLE TO LAJ OR ANY OTHER ENTITY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, INDIRECT OR RELIANCE DAMAGES, HOWEVER CAUSED, WHETHER FOR BREACH OF CONTRACT, NEGLIGENCE OR UNDER ANY OTHER LEGAL THEORY, WHETHER FORESEEABLE OR NOT AND WHETHER OR NOT LA HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. IN NO EVENT SHALL LA BE LIABLE FOR LOST DATA, LOST PROFITS, BUSINESS INTERRUPTION, FAILURE OF THE LA SOFTWARE, OR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS BY ANYONE. LAJ AGREES THAT THESE LIMITATIONS OF LIABILITY ARE AGREED ALLOCATIONS OF RISK AND ARE REFLECTED IN THE ROYALTIES AND FEES AGREED UPON BY THE PARTIES.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized.

LIQUID AUDIO, INC.                           LIQUID AUDIO JAPAN, INC.


By:  /s/ Robert Flynn                        By:  /s/ Chiaki Konagai


Name:  Robert Flynn                          Name:  Chiaki Konagai


Title:  SVP Business Development             Title:  VP Business Development

                                   Exhibit A

LA PRODUCTS & SERVICES:
-----------------------

  Liquid Music Network:   This is the music search website, as run by LA US,
  that is the basis of the Liquid Affiliate program. The components are: the search engine and website; the e-commerce channel; database and administration tools website.

  Liquid Operations Center: This is the system for client (player) passport acquisition

  Liquid Distribution: This is the back-end technology for distributing content independently of e-commerce integration.

  Liquid Promotions/Advertising

  Remote Inventory Fulfillment System

  Liquid Artist Program

  Liquid Hosting: This is the system by which content is encoded, quality tested and published to the partner's Liquid System.



LA SOFTWARE
-----------

  Core System Software:

  Player - version 4.0

  Liquid Server   Internationalized Double-byte - version 4.0

  Liquifier - version 4.0

  Liquid Music Network:   Reference source code that is LMN version 2.5, which
  supports the following service components (none are localized):

  Liquid Server (license allows use of server for remote inventory fulfillment) Internationalized Double-byte - version 4.0

  LMN database structure

  Music search web pages

  E-commerce channel connectivity - LAJ to customize to local provider interface

  Content administration and QA web tools

  Affiliate identification support

  Liquid Operations Center:  Liquid Passport acquisition website
  Liquid Distribution:  Inventory Management database schema and descriptions

                                   Exhibit B

                             Software License Fees


------------------------------------------------------------------------------------------------------
     Due Date             Quarter              Amount               Quarter              Amount
------------------------------------------------------------------------------------------------------
      January 1          Q4, 1999                [*]
------------------------------------------------------------------------------------------------------
      March 1            Q1, 2000                [*]               Q1, 2001                [*]
------------------------------------------------------------------------------------------------------
      June 1             Q2, 2000                [*]               Q2, 2001                [*]
------------------------------------------------------------------------------------------------------
      September 1        Q3, 2000                [*]               Q3, 2001                [*]
------------------------------------------------------------------------------------------------------
      December 1         Q4, 2000                [*]               Q4, 2001                [*]
------------------------------------------------------------------------------------------------------


     The software license fees above are non-refundable and cannot be offset with any other fees due under this Agreement or any other agreement between LAJ and LA.

     During any Renewal Term, LAJ will pay to LA a quarterly maintenance fee in the amount of [*], due on the first business day of each quarter.

                      Additional Software Licensing Fees

     Each quarter as shown below, LAJ will pay to LA the following percentages of Gross Revenues no later than 30 days after the end of such quarter.


----------------------------------------------------------------------------------------------------------------------
Quarter           Rate       Quarter           Rate        Quarter           Rate        Quarter            Rate
----------------------------------------------------------------------------------------------------------------------
Q1 2000            [*]       Q1 2001             [*]       Q1 2002             [*]       Q1 2003              [*]
----------------------------------------------------------------------------------------------------------------------
Q2 2000            [*]       Q2 2001             [*]       Q2 2002             [*]       Q2 2003              [*]
----------------------------------------------------------------------------------------------------------------------
Q3 2000            [*]       Q3 2001             [*]       Q3 2002             [*]       Q3 2003              [*]
----------------------------------------------------------------------------------------------------------------------
Q4 2000            [*]       Q4 2001             [*]       Q4 2002             [*]       Q4 2003*             [*]
----------------------------------------------------------------------------------------------------------------------


     * And thereafter during and Renewal Term

                                                                            -23-

* Certain information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   Exhibit C

                          General Business Consulting

     LA shall provide general consulting services to LAJ with respect to the Local Business on an as-needed basis. All consulting services shall be specified in writing and mutually agreed upon by the parties. The fees charged by LA for such services shall be as follows:

     Senior staff        [*]

     Staff               [*]

LAJ shall reimburse LA for all direct expenses and out-of-pocket costs. LA will invoice all consulting fees monthly and such fees shall be due within thirty
(30) days after the invoice date.



* Certain information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.